EXHIBIT 24

POWER OF ATTORNEY

Know  all  by these  presents,  that  the  undersigned  hereby  constitutes  and  appoints  each  of  Pamela Saxon, Matthew Grocki and John K. Stephens or any  of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(I) prepare, execute  in the  undersigned's name and  on  the  undersigned's behalf, and submit  to the  U.S. Securities and Exchange Commission (the "SEC") a Form  ID, including amendments thereto, and any other documents necessary  or  appropriate  to  obtain  codes  and  passwords  enabling  the  undersigned  to  make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2)  execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Atlantic Coast Financial Corporation (the "Company"),  Forms 3, 4, and  5  in accordance with  Section  16(a) of  the Securities Exchange Act of 1934 and the rules thereunder;

(3)  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute  any such  Form 3, 4, or 5, complete  and execute any amendment  or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever  in connection  with the foregoing  which, i n the opinion of such attorney-in-fact,  may be of benefit to, in the best interest of, or legally  required  by, the undersigned,  it being understood that the documents executed  by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact  full power and authority to do and perform any and every act and thing whatsoever  requisite,  necessary, or proper to be done  in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally  present, with full power of substitution or revocation hereby ratifying and confirming all that such attorney-in-fact,  or such attorney-in-fact's substitute  or substitutes, shall  lawfully do or cause to be done  by virtue of this Power of Attorney and  the rights and powers herein granted. The undersigned  acknowledges that the foregoing  attorneys-in-fact,  in serving  in such capacity  at the  request  of the undersigned,  are  not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply  with Section  16 of the Securities  Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned  is no longer required to file Forms  3, 4 and 5 with respect to the undersigned's holdings of and transactions  in securities  issued by the Company,  unless earlier revoked by the undersigned in a signed writing delivered  to the foregoing attorneys in-fact.

IN  WITNESS  WHEREOF, the undersigned  has caused this Power of  Attorney  to be executed  as of  this 19th day of December, 2013.

/s/ Bhanu Choudhrie

Name: Bhanu Choudhrie